Exhibit 10.1

FIRST AMENDMENT dated as of March 31, 2015 (this “First Amendment”), to the Credit Agreement dated as of December 15, 2014 (as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Willbros Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, KKR Credit Advisors (US) LLC, as Arranger (the “Arranger”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to the Credit Agreement, pursuant to which the Lenders made Tranche B Loans to the Borrower.

WHEREAS, the Borrower has requested that the testing of the financial covenants set forth in Sections 6.15 and 6.16 of the Credit Agreement be suspended during the Covenant Test Suspension Period (as defined herein).

WHEREAS, pursuant to, and in compliance with the requirements of, Section 10.01 of the Credit Agreement, the Lenders party hereto, which constitute at least the Majority Lenders, are willing to agree to such request, in each case on the terms and subject to the conditions set forth herein.

WHEREAS, as a condition to the effectiveness of this First Amendment, the Borrower and the Lenders have entered into the Subscription Agreement (as defined herein) and the other Equity Documents (as defined herein), pursuant to which the Lenders shall have the option to acquire and the Borrower shall issue certain Equity Interests to the Lenders on the terms set forth therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein (including the recitals hereto) shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement. As of the First Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

““Borrower Board” means the Board of Directors of the Borrower.”

““Covenant Test Suspension Period” means the fiscal quarters ending December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016.”

““Equity Documents” means the Subscription Agreement and the Registration Rights Agreement.”

““First Amendment” means the First Amendment dated as of March 31, 2015, to this Agreement.

““First Amendment Effective Date” means March 31, 2015.”

““Lender Designee” has the meaning set forth in Section 5.15(b).”

““New Loan” has the meaning set forth in Section 2.19(c).”

““Old Loan” has the meaning set forth in Section 2.19(c).”

““Observer” has the meaning set forth in Section 5.15(a).”

““Prepayment Premium” has the meaning set forth in Section 2.06(f)(iii).”

““Registration Rights Agreement” means the Registration Rights Agreement dated as of the First Amendment Effective Date, by and among the Borrower, KKR Credit Advisors (US) LLC, and the Stockholders (as defined therein) from time to time party thereto.”

““Subscription Agreement” means the Subscription Agreement dated as of the First Amendment Effective Date, by and among the Borrower and the Subscribers (as defined therein) party thereto.”

(b) Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of the first sentence of the definition of “Affiliate”:

“; provided further that none of KKR Credit Advisors (US) LLC or any of its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) shall be deemed to be an “Affiliate” of the Borrower or any of its Subsidiaries.”

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of clause (a) of the definition of “Permitted ABL Debt”:

“; provided that the definition of “Borrowing Base” (including any related or incorporated definitions) set forth in such revolving facility is not amended to increase borrowing availability thereunder compared to the definition of

“Borrowing Base” in the ABL Credit Agreement as in effect on the First Amendment Effective Date (it being understood that the foregoing shall not limit modifications of reserves or other discretionary actions of the “Agent” (as defined in the ABL Credit Agreement) or any other ABL Representative if taken pursuant to provisions not materially more favorable to the Borrower and the Subsidiaries than the applicable provisions set forth in the ABL Credit Agreement as in effect on the First Amendment Effective Date), all as determined by the Board of Directors, notice of which determination shall be provided to the Administrative Agent and shall be conclusive unless the Administrative Agent provides notice to the Borrower of its disagreement within five (5) Business Days following receipt of such notice),”.

(d) Clause (f) of Section 2.06 of the Credit Agreement is hereby amended by adding the following paragraph as a new clause (f)(iii), immediately following clause (f)(ii) thereof:

“Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the prepayment premium or fee set forth in clause (f)(i) above (the “Prepayment Premium”), if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the Tranche B Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. Any Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and the Borrower agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.06(f)(iii). The Borrower expressly acknowledges that its agreement to pay the Prepayment Premium to Lenders as herein described is a material inducement to Lenders to provide the Commitments and make the Loans.”

(e) Clause (c) of Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the outstanding Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of principal balance of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.07 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Base Rate Loans as provided in Section 2.07(a)(i).”

(f) Clause (c) of Section 2.19 of the Credit Agreement is hereby relettered as a new clause (d), and a new clause (c) of Section 2.19 of the Credit Agreement is hereby added as follows:

“(c) The Borrower, the Administrative Agent and the Lenders agree to treat (i) the issuance of Equity Interests pursuant to the Subscription Agreement, the value of which will be calculated by reference to the closing price of such Equity Interests on the Closing Date (as defined in the Subscription Agreement), taking into account the 19.9% dilution that results from such issuance, as a “positive adjustment” (within the meaning of Regulations Section 1.1275-4) to the projected payment schedule of the Old Loan described in Section 2.19(b) and otherwise as interest for all relevant U.S. federal income tax purposes; (ii) the First Amendment as being a “significant modification” of the Tranche B Loans within the meaning of Regulations Section 1.1001-3(e), and thus for U.S. federal income tax purposes resulting in a deemed exchange of the existing Tranche B Loans (collectively, the “Old Loan”) for a new debt instrument (the “New Loan”); and (iii) the New Loan as a contingent payment debt instrument governed by the rules set forth in Regulations Section 1.1275-4, for which the Borrower shall provide the Lenders with a schedule setting forth the comparable yield and projected payment schedule for the New Loan within 15 days after the First Amendment Effective Date; provided that such schedule shall be subject to the Lenders’ review and comments, such comments to be provided to the Borrower within 15 days of the receipt of the schedule. The Borrower and the Lenders shall discuss in good faith any Lender comments and seek to agree on a binding projected payment schedule; provided, however, that if the Borrower and the Lenders are unable to agree within 30 days of the Borrower’s receipt of the Lenders’ comments, each party shall be entitled to proceed with its tax reporting obligations as contemplated by the applicable Regulations.”

(g) Article V of the Credit Agreement is hereby amended by adding the following as new Section 5.15, immediately following Section 5.14 therein:

“5.15. Board Observation Rights and Board Representation.

(a) Subject to Section 5.15(c) and only so long as no Lender Designee is a member of the Borrower Board, upon prior written notice from the Majority Lenders to the Borrower, the Majority Lenders may designate one representative acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (an “Observer”) to attend and observe (but not vote) at all meetings of the Borrower Board and any committee thereof, whether in person, by telephone or otherwise; provided that (i) the attendance of the Observer shall not be required for determining the existence of a quorum and (ii) the Observer shall, and the Lenders shall cause the Observer to, maintain as confidential all information provided to it by or on behalf of the Borrower and the Subsidiaries and all discussions at any meeting of, or with any member of, the Borrower Board or any committee thereof, in each case in the Observer’s capacity as such (and such information and discussions shall be deemed to be Information for all purposes hereof), and, upon request of the Borrower, the Observer shall execute a confidentiality agreement in form and substance reasonably satisfactory to the Observer and the Borrower (it being understood that such agreement shall permit disclosure of any such information and discussions to the Administrative Agent and the Lenders, subject to their obligations under Section 10.07, and contain other customary exclusions). The Borrower shall notify the Observer (at the same time as such notice is given to the members of the Borrower Board or the applicable committee thereof) in writing (which may be by e-mail) of (A) the date and time for each general or special meeting of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and (B) the adoption of any resolutions or actions by written consent. The Borrower shall deliver (which may be by e-mail) to the Observer (at the same time as such materials are delivered to the members of the Borrower Board or the applicable committee thereof) any materials delivered to the members of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests), including a draft of any resolutions or actions proposed to be adopted by written consent, and prior to such meeting or adoption by consent the Observer may contact members of the Borrower Board or any committee thereof (and any Board or similar governing body of any Subsidiary if the Observer so requests) and discuss the pending actions to be taken. The Observer may be excluded from any portion of any meeting, and materials provided to the Observer in connection with any meeting may be redacted, to the extent that the Borrower Board or any committee thereof reasonably determines that (x) such exclusion or redaction is reasonably necessary to preserve the attorney-client privilege or the attorney work product privilege, (y) a conflict of interest would arise as a result of the Observer attending such portion of such meeting or receiving such materials and (z) information being discussed at such meeting (or receipt of materials related to such meeting) relates to the Borrower’s or any of its Subsidiaries’ strategy, negotiating position or other matters relating to this Agreement or any other Loan

Documents, the ABL Credit Agreement or any other ABL Documents or, in each case, any permitted refinancings thereof. The Borrower shall pay the Observer’s reasonable and documented out of pocket expenses (including the reasonable cost of airfare, meals and lodging) in connection with the Observer’s in-person attendance at such meetings.

(b) Subject to Section 5.15(c), upon prior written notice from the Majority Lenders to the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to expand the Borrower Board by one (1) board seat (unless there shall be an existing vacancy on the Borrower Board), and to fill such new or existing vacancy with a designee nominated by the Majority Lenders who is acceptable (such acceptance not to be unreasonably withheld, conditioned or delayed) to the Nominating/Corporate Governance Committee of the Borrower Board (the “Lender Designee”). In the event the Lender Designee is required to submit his or her resignation to the Chairman of the Borrower Board for consideration by the Nominating/Corporate Governance Committee pursuant to the Borrower Board’s policy on majority voting, the Nominating/Corporate Governance Committee makes a recommendation to the Borrower Board concerning the acceptance or rejection of such resignation and the Borrower Board determines to accept the Lender Designee’s resignation, then (i) the Borrower Board shall not reduce the size of the Borrower Board to eliminate the vacancy created thereby, (ii) the Majority Lenders shall have the right to nominate a replacement Lender Designee, who must meet the requirements set forth above, and (iii) upon such nomination, the Borrower and the Borrower Board and any committee thereof, as applicable, shall take all appropriate action under the Borrower’s Organizational Documents to fill the vacancy created thereby with such replacement Lender Designee.

(c) Notwithstanding anything in Sections 5.15(a) and 5.15(b) to the contrary, if KKR Credit Advisors (US) LLC and its Affiliates (including any Fund that is administered or managed by KKR Credit Advisors (US) LLC or any of its Affiliates or any entity or Affiliate of an entity that administers or manages KKR Credit Advisors (US) LLC) cease, in the aggregate, to beneficially own a number of shares of the Borrower’s common stock at least equal to five percent (5%) of all such shares then outstanding, (i) the right to designate and maintain the Observer set forth in Section 5.15(a) shall immediately terminate and (ii) the Lender Designee, if any, shall promptly resign from the Borrower Board and the right of the Majority Lenders to designate and maintain the Lender Designee under Section 5.15(b) shall terminate.

(h) Article VI of the Credit Agreement is hereby amended by adding the following section as new Section 6.19, immediately following Section 6.18 therein:

“6.19. Suspension of Testing of Financial Covenants During the Covenant Test Suspension Period. Notwithstanding anything in Sections 6.15 and 6.16 to the contrary, solely during the Covenant Test Suspension Period, the Interest Coverage Ratio and the

Total Leverage Ratio shall not be tested to determine compliance with Section 6.15 or 6.16, respectively, and any failure by the Loan Parties to comply with the Interest Coverage Ratio and Total Leverage Ratio as set forth in such applicable sections during the Covenant Test Suspension Period shall not be deemed to be or result in a Default or an Event of Default; provided that the financial covenants set forth in Sections 6.15 and 6.16 shall be applicable for all other purposes tested or referenced under this Agreement as if in effect during the Covenant Test Suspension Period.”

(i) Clause (m) of Section 6.02 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted ABL Debt in an aggregate principal amount not to exceed $200,000,000 at any time outstanding; provided that at any time no more than $25,000,000 of such Debt outstanding may be the primary obligation (as borrower or account party) of Subsidiaries that are not Loan Parties; and”.

(j) Subclause (ii) of clause (h) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) the cash consideration (other than Permitted Consideration Payments) paid in connection with all such Acquisitions does not exceed $10,000,000 in the aggregate since the Closing Date;”.

(k) Clause (l) of Section 6.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(l) other Investments and other Acquisitions; provided that (i) the aggregate outstanding amount of Investments made in reliance on this clause (l), together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), in each case in any fiscal year shall not exceed $10,000,000 and (ii) the aggregate amount of Investments made in reliance on this clause (l) outstanding at any time, together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (l), shall not exceed $10,000,000 at any time outstanding; and”.

(l) Section 10.06(b)(iii)(A) of the Credit Agreement is hereby amended by deleting the phrase “under Section 7.01(a) or 7.01(e)” where it appears therein.

(m) The Credit Agreement is hereby further amended by deleting the words “Required Lenders” and replacing them with “Majority Lenders” everywhere such words appear in Sections 1.01 and 10.20 of the Credit Agreement (and any references to such Sections).

(n) Article X of the Credit Agreement is hereby further amended by adding the following Section 10.22 at the end of such Article:

“10.22 Not Publically Traded For Certain Period after First Amendment Effective Date. Each Credit Party (a) represents and warrants as of the First Amendment Effective Date that none of the Credit Parties nor any of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), has any plan or intention to take an action that could reasonably be expected to, and (b) shall not, and shall cause each of its Affiliates (including KKR Credit Advisors (US) LLC and each of its Affiliates), including any Fund that is administered or managed by any Lender or any of its Affiliates or any entity or Affiliate of an entity that administers or manages such Lender or any of its Affiliates (including KKR Credit Advisors (US) LLC), not to, take any action that would, directly or indirectly, in each case, result in the Tranche B Loans being treated as traded on an established market within the meaning of Treasury Regulations Section 1.1273-2(f) at any time during the 31-day period ending 15 days after the First Amendment Effective Date.”

SECTION 3. Conditions to Effectiveness of First Amendment. This First Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which:

(a) The Arranger and the Lenders shall have the reasonable opportunity to review and comment on all public filings or announcements (collectively, the “Required Disclosures”) to be made in connection with this First Amendment and the Equity Documents by the Borrower with the SEC or any other Governmental Authority as required under applicable laws, including Federal and state securities laws;

(b) The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Borrower and Lenders representing the Majority Lenders;

(c) The Arranger and the Administrative Agent (or their respective counsels) shall have received duly executed copies of the Subscription Agreement and all other Equity Documents;

(d) The Arranger and the Administrative Agent (or their respective counsels) shall have received certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each Loan Party in the jurisdiction of its incorporation or formation; and

(e) The Arranger and the Administrative Agent (or their respective counsels) shall have received a certificate dated the First Amendment Effective Date from a Responsible Officer of the Borrower certifying that:

(i) The Borrower and its Subsidiaries, taken as a whole, after giving effect to this First Amendment, are Solvent as of the First Amendment Effective Date;

(ii) No Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date;

(iii) All representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement are true and correct as of the First Amendment Effective Date in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall be true and correct in all respects as of the First Amendment Effective Date), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects (except that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty was true and correct in all respects) as of such earlier date; and

(iv) The Organizational Documents of each Loan Party, including all amendments thereto, delivered to the Administrative Agent on December 15, 2014, pursuant to the Credit Agreement remain in full force and effect as of the First Amendment Effective Date and have not been amended, waived or supplemented since such date and to the First Amendment Effective Date.

SECTION 4. Post Amendment Covenant. On or before March 31, 2015, (a) the Administrative Agent and the Arranger shall have received a report and opinion of PricewaterhouseCoopers LLP in connection with the audited annual financial statements of the Borrower required pursuant to Section 5.06(a) of the Credit Agreement for the fiscal year ending December 31, 2014, and such report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and (b) the Borrower shall have publicly filed with the SEC the Borrower’s Annual Report on Form 10-K with respect to the fiscal year ending December 31, 2014; provided that, failure by the Borrower to comply with this Section 4 shall be an immediate Event of Default under the Credit Agreement.

SECTION 5. Representations and Warranties. Each Loan Party represents and warrants as of the First Amendment Effective Date as follows:

(a) Authority Etc. Each of the Loan Parties has the requisite organizational power and authority to execute, deliver and perform this First Amendment. The execution, delivery and performance by each Loan Party of this First Amendment (a) have been duly authorized by all necessary organizational action on the part of such Loan Party, (b) do not and will not (i) contravene the terms of such Loan Party’s Organizational Documents, (ii) violate any Legal Requirement or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents and liens created under the ABL Documents) under, (A) the provisions of any indenture, instrument or agreement to which such Loan Party is a party or by which it or its property is bound or (B) any order injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (b)(ii) and (b)(iii) above, the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No authorization, approval, consent, exemption or other action by, or notice to or filing with, and Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this First Amendment, except (I) as such have been obtained or made and are in full force and effect, and (II) actions by, and notices to or filings with, Governmental Authorities (including the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents.

(b) Enforceability. This First Amendment has been duly executed and delivered by each Loan Party. This First Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors’ rights generally or general principles of equity.

(c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in each Loan Document are true and correct in all material respects (except that such materiality qualifier shall be not applicable to any representations and warranties that already are qualified or modified by the materiality in the text thereof) on and as of the date hereof, as though made on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).

(d) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 6. Reaffirmation and Ratification. The Loan Parties hereby:

(a) acknowledge and agree that the Liens and security interests created under the Security Agreement and the other Security Documents in favor of the Administrative Agent for the benefit of the Lenders and securing payment of all “Obligations” (including, without limitation, all prior loans or advances made to the Borrower by the Lenders) outstanding pursuant to the Credit Agreement shall remain in full force and effect with respect to the Obligations and are hereby and thereby reaffirmed,

(b) acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this First Amendment), including, without limitations, all Obligations under the Credit Agreement and the other Loan Documents as amended or otherwise modified by this First Amendment),

(c) agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this First Amendment), which remain in full force and effect, and

(d) confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding the amendments thereto pursuant to this First Amendment, and (ii) the security interest granted to Administrative Agent, for the benefit of the Lenders, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Lenders, with the same force, effect and priority in effect immediately prior to entering into this First Amendment.

SECTION 7. Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Arranger, the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Arranger, the Administrative Agent or the Lenders (“Releasees”), of and from any and all manner of actions, causes of action, suits, damages, claims and demands, in each case, that as of the date hereof are known or reasonably should be known to such Loan Party, in law or in equity, which such Loan Party ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof (it being understood that nothing in this sentence shall release or otherwise affect the covenants of the Releasees under the Credit Agreement and the other Loan Documents, in each case, after the First Amendment Effective Date). Without limiting the generality of the foregoing, each Loan Party hereby waives and affirmatively agrees not to allege or otherwise pursue any actions, causes of action, suits, damages, claims and demands that it shall or may have as of the date hereof against any Releasees in connection with the Credit Agreement or the other Loan Documents, including, but not limited to, the rights to contest (i) the right of the Arranger, the Administrative Agent and each Lender to exercise its rights and remedies described in the Credit Agreement, (ii) any provision of the Credit Agreement or the other Loan Documents or (iii) any conduct of the Arranger, the Administrative Agent, the Lenders or other Releasees relating to or arising out of the Credit Agreement or the other Loan Documents on or prior to the date hereof.

SECTION 8. Estoppel. To induce the Arranger, the Administrative Agent and the Lenders to enter into this First Amendment, each Loan Party hereby acknowledges and agrees that, after giving effect to this First Amendment, as of the date hereof, to the knowledge of any Loan Party, there exists no right of offset, defense, counterclaim or objection in favor of any Loan Party as against the Arranger, the Administrative Agent or any Lender with respect to the Obligations.

SECTION 9. Effects on Loan Documents. Except as specifically amended herein, all provisions of the Credit Agreement and the other Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender, the Arranger or the Administrative Agent under any of the Loan Documents or constitute a waiver or consent of any provision of the Loan Documents or to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Majority Lenders or the Administrative Agent.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 10.13 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN, MUTATIS MUTANDIS.

SECTION 11. Loan Document. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. From and after the First Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement and the other Loan Documents, shall refer to the Credit Agreement as amended hereby.

SECTION 12. Execution in Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto in different counterparts), including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

WILLBROS GROUP, INC.

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Stephanie Dickens
Name:	Stephanie Dickens
Title:	Authorized Officer

Signature Page to First Amendment

ACKNOWLEDGED AND AGREED BY:

WILLBROS UNITED STATES HOLDINGS, INC.

WILLBROS GOVERNMENT SERVICES (U.S.), LLC

WILLBROS CONSTRUCTION (U.S.), LLC

WILLBROS ENGINEERS (U.S.), LLC

WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.

WILLBROS MIDSTREAM SERVICES (U.S.), LLC

WILLBROS PROJECT SERVICES (U.S.), LLC

WILLBROS ENGINEERS, LLC

WILLBROS DOWNSTREAM, LLC

PREMIER WEST COAST SERVICES, INC.

CONSTRUCTION TANK SERVICES, L.L.C.

WILLBROS UTILITY T&D HOLDINGS, LLC

WILLBROS T&D SERVICES, LLC

CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.

CHAPMAN CONSTRUCTION CO., L.P.

WILLBROS UTILITY T&D GROUP COMMON PAYMASTER, LLC

BEMIS, LLC

WILLBROS UTILITY T&D OF MASSACHUSETTS, LLC

WILLBROS UTILITY T&D OF NEW YORK, LLC

LINEAL INDUSTRIES, INC.

SKIBECK PIPELINE COMPANY, INC.

TRAFFORD CORPORATION

By:	/s/ Richard W. Russler
Name:	Richard W. Russler
Title:	Treasurer of each of the above-listed entities

Signature Page to First Amendment

KKR LENDING PARTNERS II L.P.,
as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

CORPORATE CAPITAL TRUST, INC., as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING LLC, as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR-VRS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR LENDING PARTNERS FUNDING III LLC, as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

Signature Page to First Amendment

KKR CREDIT SELECT FUNDING LLC,
as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

KKR CREDIT ADVISORS (US) LLC, as Arranger

By:	/s/ Nicole Macarchuk
Name:	Nicole Macarchuk
Title:	Authorized Signatory

Signature Page to First Amendment